SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

BANK ONE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15323	31-0738296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank One Plaza, Chicago, IL	60670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-732-4000

Item 5. Other Events and Regulation FD Disclosure

See Item 9 below.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Exhibit Number	Description of Exhibits

99(a)	Registrant’s July 16, 2003 News Release announcing: its 2003 second quarter earnings; an increase in the quarterly dividend to $0.25; and approval of a new $3 billion stock repurchase program.

Item 9. Regulation FD Disclosure (Provided Under Item 12)

On July 16, 2003, the Registrant issued a news release announcing: its 2003 second quarter earnings; an increase in the quarterly dividend to $0.25; and approval of a new $3 billion stock repurchase program. A copy of the news release, including unaudited financial information released as a part thereof, is attached as Exhibit 99(a) to this Current Report on Form 8-K and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK ONE CORPORATION (Registrant)

Date:	July 16, 2003	By:	/s/ Heidi Miller
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99(a)	Registrant’s July 16, 2003 News Release announcing: its 2003 second quarter earnings; an increase in the quarterly dividend to $0.25; and approval of a new $3 billion stock repurchase program.